Exhibit 99.1

Press Release

MedQuist Inc. Announces Planned Retirement of EVP of Marketing and New Business Development and Resignation of Chief Technology Officer

MOUNT LAUREL, N.J.—November 4, 2004— MedQuist Inc. (MEDQ.PK), a leading provider of electronic medical transcription, health information and document management services, today announced that Ronald F. Scarpone, MedQuist’s Executive Vice President, Marketing and New Business Development, has retired from the Company.  Mr. Scarpone’s planned retirement was effective October 31, 2004.  MedQuist intends to retain Mr. Scarpone as a consultant on an interim basis.

Additionally, the Company today announced that Ethan H. Cohen has resigned as MedQuist’s Executive Vice President & Chief Technology Officer, effective October 31, 2004, to pursue other interests.

About MedQuist:

MedQuist is a leading provider of electronic medical transcription, health information and document management services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services. MedQuist is a member of the Philips Group of Companies.

“Safe Harbor”  Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for fiscal year ending December 31, 2002.

Contact:	Jim Kirk
Ruder Finn Corporate & Financial
212.715.1671
kirkj@RuderFinn.com